UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2015
The Mint Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2015 (the “Closing”), The Mint Leasing North, Inc., a Texas corporation (“Mint North”), the wholly-owned subsidiary of The Mint Leasing, Inc., a Nevada corporation (the “Company”, “we” and “us”); VJ Holding Company, L.L.C., a Texas limited liability company controlled by Jerry Parish, our sole officer and director and majority shareholder (“VJ Holding”), Mr. Parish individually, and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) closed the transactions contemplated by a Senior Secured Credit Facility Agreement, which was entered into on February 6, 2015, and effective December 31, 2014 (the “Credit Agreement”).  Pursuant to the Credit Agreement, TCA agreed to loan Mint North up to $5 million for working capital and other purposes, pursuant to the terms and conditions of the Credit Agreement and in the sole discretion of TCA, provided that the aggregate outstanding principal balance of all loans made pursuant to the terms of the Credit Agreement shall never exceed the lesser of: (i) eighty percent (80%) of the accounts receivable of Mint North which meet certain conditions described in greater detail in the Credit Agreement; and (ii) eighty percent (80%) of the value of the collateral pledged by Mint North to secure the repayment of the loans, as determined by TCA in its sole and absolute discretion.

A total of $1,000,000 was funded by TCA in connection with the Closing.  The amounts borrowed pursuant to the Credit Agreement are evidenced by Promissory Notes (the initial Promissory Note evidencing the $1,000,000 loan, is referred to herein as the “Promissory Note”), the repayment of which is secured by a Security Agreement provided to TCA from Mint North pursuant to which Mint North provided TCA a security interest over substantially all of its properties and assets, and guaranteed by VJ Holding and Mr. Parish pursuant to Guaranty Agreements, and pursuant to a deed of trust provided to TCA from VJ Holding, pursuant to which VJ Holding provided TCA a security interest over the land on which the Company operates its vehicle leasing operations, the rights of which are leased to the Company from VJ Holding.  The Promissory Note in the amount of $1,000,000 is due and payable along with interest thereon on August 6, 2016 (18 months after the Closing), and bears interest at the rate of 11% per annum, increasing to 18% per annum upon the occurrence of an event of default, provided that a 7% payment premium is also due upon any repayment of the Promissory Note (the “Premium”).

Interest only payments on the Promissory Note in the amount of $9,167 each are due on March 6, 2015 and April 6, 2015. Monthly payments of principal, accrued interest and Premium (totaling $71,856 each) are due monthly on the 6th day of each month beginning on March 6, 2015 and continuing through maturity.  If any payment due under the Promissory Note is not received within five (5) days of the due date of such payment, a late charge of 5% of such unpaid or late payment is also due.

Mint North has the right to prepay the Promissory Note at any time, in whole or in part, provided, that Mint North pays TCA an amount equal to the then outstanding amount of the Promissory Note plus accrued interest, Premium, expenses and fees, if any, due on such Promissory Note, and provided further that if Mint North prepays the Promissory Note within the first 180 days after the Closing, Mint North is required to pay TCA, as liquidated damages and compensation for making the loan funds available to Mint North, an additional amount equal to 2.5% of the initial Promissory Note.

Mint North also agreed to pay TCA various fees at the Closing and during the term of the Credit Agreement, including $400,000 for advisory services (the “Advisory Fee”), a transaction advisory fee in the amount of 4% of the initial Promissory Note ($40,000, which was paid at Closing) and a transaction advisory fee in the amount of 2% of any additional Promissory Note (due upon issuance of any additional Promissory Note), $7,500 in due diligence fees, $18,000 in document review and legal fees, certain other UCC search, documentation tax fees and other search fees, and other fees that may be requested by TCA from time to time pursuant to terms of the Credit Agreement.   In connection with and as consideration for the Advisory Fee, the Company issued 1,739,130 shares of restricted common stock (valued at the lowest weighted average price per share of the Company’s common stock on the five trading days immediately prior to the execution date of the Credit Agreement) to TCA, which number of shares is adjustable from time to time (as described below), such that the total shares issued to and sold by TCA will provide TCA an aggregate of $400,000 in value (the “Advisory Fee Shares”). The number of Advisory Fee Shares are adjustable from time to time at such times as TCA has provided the Company an accounting of sales showing that it has not realized $400,000 in value from the sale of such Advisory Fee Shares.  In the event TCA sells Advisory Fee Shares and generates $400,000 in value, then any additional Advisory Fee Shares (or additional shares issued in connection with an adjustment) are to be returned by TCA for cancellation.  The Company also has the right at any time to redeem the then outstanding Advisory Fee Shares (and any additional shares issued to TCA in connection with an adjustment), for an amount equal to the Advisory Fee less any value previously received by TCA in connection with sales of the Advisory Fee Shares.  TCA has the right to require the Company to redeem the Advisory Fee Shares (or that number that then remain outstanding, together with any shares issuable as an adjustment as described above) on the earlier to occur of (a) the maturity date of the Promissory Note; and (b) upon the occurrence of an event of default under the Credit Agreement, or at any time thereafter, and require the Company to pay TCA cash in an amount equal to the total amount of the Advisory Fee less any cash proceeds received by TCA from the prior sale of Advisory Fee Shares.

In total, we paid $84,774 in cash fees (not including the Advisory Fee payable by way of the issuance of the Advisory Fee Shares), expenses and closing costs in connection with the Closing (including $10,000 as a finders’ fee in connection with our introduction to TCA), not including the fees of our legal counsel, and as such, received a net amount of $915,226 in connection with the Closing.  Of that amount, $127,030 was immediately used to repay our outstanding obligations under our credit facility with Moody National Bank, which was paid in full and terminated in connection with our entry into the Credit Agreement. We anticipate using the rest of the funds received to purchase additional vehicle inventory.

The Credit Agreement contains customary representations and warranties for facilities of similar nature and size as the Credit Agreement, and requires Mint North to indemnify TCA for certain losses and release Mint North from various claims.  The Credit Agreement also includes various customary covenants (positive and negative) binding Mint North, including, the requirement that Mint North deliver to TCA, pursuant to the terms of the Credit Agreement, various reports, statements and financial statements and the prohibition on Mint North and VJ Holding (i) incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA), (ii) making any new investments (except as expressly set forth in the Credit Agreement), (iii) creating any encumbrances on their assets, (iv) affecting a change in control, (v) issuing stock, (vi) incurring capital expenditures, (vii) making any distributions to shareholders or management, (viii) affecting any transactions with affiliates, or (ix) undertaking certain other actions as described in greater detail in the Credit Agreement, except in the usual course of business.

The Credit Agreement includes customary events of default for facilities of a similar nature and size as the Credit Agreement, including if a change in control of Mint North or VJ Holding occurs, if it is determined in good faith by TCA that the security for the Promissory Note is or has become inadequate, if it is determined in good faith by TCA that the prospect for payment or performance of the Promissory Note is impaired for any reason, if Mint North does not have sales revenues for every quarter that are at least 75% of the sales revenue of Mint North for the prior year’s calendar quarter (i.e., pursuant to a comparison of the current quarter revenue to the revenue for the same quarter for the prior year), of if the outstanding balance of the Promissory Note exceeds the lesser of: (i) eighty percent (80%) of the then existing eligible accounts pledged as security for the repayment of the Promissory Note by Mint North; or (ii) eighty percent (80%) of the value of all of Mint North’s collateral, as determined by TCA in its sole and absolute discretion.

Mint North is also required to take various post-Closing actions including (a) having MNH Management, LLC release its pledge of the outstanding securities of Mint North, so such securities can instead by pledged to TCA within fifteen days of Closing, or to otherwise provide for Mr. Parish’s wife to personally guaranty (along with Mr. Parish) the amounts owed to TCA; (b) obtaining an appraisal of the property covered by the VJ Holding deed of trust; and (c) obtaining a title policy under the deed of trust.

The foregoing summary description of the terms of the Credit Agreement, Promissory Note, Security Agreement, VJ Holding Guaranty Agreement, and Jerry Parish Guaranty Agreement, may not contain all information that is of interest to the reader. The foregoing description of each of the Credit Agreement, Promissory Note, Security Agreement, VJ Holding Guaranty Agreement, and Jerry Parish Guaranty Agreement, do not purport to be complete and are qualified in their entirety by reference to the  full text of the Credit Agreement, Promissory Note, Security Agreement, VJ Holding Guaranty Agreement, and Jerry Parish Guaranty Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Promissory Note in the amount of $1 million was issued by the Company pursuant to the Credit Agreement on the Closing and the Advisory Fee Shares (defined in Item 1.01) issued at the Closing are required to net TCA an aggregate of $400,000 upon the sale thereof. The disclosure in Item 1.01 of the Promissory Note and Advisory Fee Shares is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 relating to the Promissory Note and Advisory Fee Shares is incorporated herein by reference. The offer and sale of the Promissory Note and Advisory Fee Shares, was not and will not be registered under the Securities Act of 1933, as amended.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing offers and sales did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”.

ITEM 8.01 OTHER EVENTS.

On or around February 9, 2015, the Company paid $225,000 to KBM Worldwide, Inc., to satisfy amounts owed by us under a convertible promissory note in the original principal amount of $158,500 issued to such entity previously, which payment completely satisfied and terminated the convertible promissory note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1*
Senior Secured Credit Facility Agreement in the Maximum Amount of US$5,000,000 by and among The Mint Leasing North, Inc., as Borrower, VJ Holding Company, L.L.C. and Jerry Parish, as Joint and Several Guarantors, and TCA Global Credit Master Fund, LP, as Lender (February 6, 2015)

10.2*	Promissory Note ($1,000,000) between The Mint Leasing North, Inc., as borrower, and TCA Global Credit Master Fund, LP, as lender (February 6, 2015)
10.3*	Security Agreement by The Mint Leasing North, Inc., as debtor, in favor of TCA Global Credit Master Fund, LP, as secured party (February 6, 2015)
10.4*	Guaranty Agreement by VJ Holding Company, L.L.C., as guarantor, in favor of TCA Global Credit Master Fund, LP (February 6, 2015)
10.5*	Guaranty Agreement by Jerry Parish, as guarantor, in favor of TCA Global Credit Master Fund, LP (February 6, 2015)

 * Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: February 13, 2015	By: /s/ Jerry Parish
Jerry Parish President & CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1*
Senior Secured Credit Facility Agreement in the Maximum Amount of US$5,000,000 by and among The Mint Leasing North, Inc., as Borrower, VJ Holding Company, L.L.C. and Jerry Parish, as Joint and Several Guarantors, and TCA Global Credit Master Fund, LP, as Lender (February 6, 2015)

10.2*	Promissory Note ($1,000,000) between The Mint Leasing North, Inc., as borrower, and TCA Global Credit Master Fund, LP, as lender (February 6, 2015)
10.3*	Security Agreement by The Mint Leasing North, Inc., as debtor, in favor of TCA Global Credit Master Fund, LP, as secured party (February 6, 2015)
10.4*	Guaranty Agreement by VJ Holding Company, L.L.C., as guarantor, in favor of TCA Global Credit Master Fund, LP (February 6, 2015)
10.5*	Guaranty Agreement by Jerry Parish, as guarantor, in favor of TCA Global Credit Master Fund, LP (February 6, 2015)

 * Filed herewith.